TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

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Portfolio: Global Strategic Income Fund- Spec. Situations     Security Description:  144A Senior Note

Issuer: Level 3 Communications 9.125% 5/1/8                   Offering Type:  144A
                                                              (US Registered, Eligible Muni, Eligible Foreign, Eligible 144A)

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
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                                                                                                        In Compliance
     REQUIRED INFORMATION                       ANSWER           APPLICABLE RESTRICTION                 (Yes/No)

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 1.  Offering Date                              April 23, 1998   None                                         N/A

 2.  Trade Date                                 April 23, 1998   Must be the same as #1                       Yes

 3.  Unit Price of Offering                         99.579%      None                                         N/A

 4.  Price Paid per Unit                            99.579%      Must not exceed #3                           Yes

 5.  Years of Issuer's Operations                     10         Must be at least three years *               Yes

     Underwriting Type                               Firm        Must be firm                                 Yes
6.
     Underwriting Spread                             2.75%       Investment Adviser determination to          Yes
 7.                                                              be made

     Total Price paid by Portfolio                $497,895.00    None                                         N/A
 8.
     Total Size of Offering                      2,000,000,000   None                                         N/A
 9.
     Total Price Paid by Portfolio plus Total                    #10 divided by #9 must not exceed
10.  Price Paid for same securities purchased     $9,518,723     25%                                          Yes
     by the same investment adviser for other                    **($9,518,712/$2,000,000,000=0.05%)
     investment companies

     Underwriter(s) from whom the Portfolio
11.  purchased (attach a prospectus or
     offering circular for a list of all         Salomon Bros    Must not include Investment Adviser          Yes
     syndicate members)                                          affiliates ***

12.  If the affiliate was lead or co-lead
     manager, was the instruction listed              Yes                                                     Yes
     below given to the broker(s) named in                       Must be "Yes" or "N/A"
     #11? ****

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     The  Investment  Adviser  has no  reasonable  cause  to  believe  that  the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In
determining  which  securities  are  comparable,   the  Investment  Adviser  has
considered the factors set forth in the Portfolio's 10f-3 procedures.




     * Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

     ** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

     *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

     **** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.